SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Harvard Illinois Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The advertisement below will be published in the Northwest Herald on May 22, 2012, and will be available in the online version of that newspaper from May 19 through May 23, 2012 by clicking on a link to see Harvard Illinois Bancorp’s response to Stilwell’s ads. The advertisement will also be posted in Harvard Savings Bank’s three banking offices from May 19 to May 24, 2012.

Paid Advertisement

HARVARD ILLINOIS

BANCORP, INC.

Parent Company of:

Wants to Thank You For Your Continued Support!

➢	Joseph Stilwell, a New York based hedge fund manager, is making public criticisms which we believe are unfounded

➢	We continue to execute on our strategic plan, which produced earnings of $151,000 in the first quarter of 2012, despite spending approximately $100,000 defending our bank against Mr. Stilwell’s hostile proxy contest

➢	The market has recognized our success with our stock up 65.5% year-to-date as of May 17, 2012 and up 20.0% since our initial public offering in April of 2010

We appreciate your continued support as we defend our bank from this New York hedge fund and please feel free to call or stop in with any questions!

Sincerely,

The Board of Directors of Harvard Illinois Bancorp, Inc.

58 North Ayer Street, Harvard, IL 60033

815-943-5261

This presentation and other reports issued by the Company, including reports filed with the SEC, contain “forward-looking statements” that deal with future results, expectations, plans and performance. Forward-looking statements often include words such as “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may”. Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include risks detailed from time to time in the Company’s SEC filings. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its shareholders a proxy statement in connection with the Annual Meeting (the “Proxy Statement”), and advises its shareholders to read the Proxy Statement and any and all supplements and amendments thereto because they contain important information. Shareholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Company at 58 North Ayer Street, Harvard, Illinois 60033.

Certain Information Concerning Participants

The Company, its directors and its executive officers may be deemed to be participants in the solicitation of the Company’s shareholders in connection with the Annual Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement related to its 2012 Annual Meeting of Stockholders, filed with the SEC on April 5, 2012.

This advertisement paid for by Harvard Illinois Bancorp